UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934



     Date of report (Date of earliest event reported) January 22, 2003



                              REDWOOD EMPIRE BANCORP
             (Exact name of registrant as specified in its charter)

        California                      0-19231              68-0166366
  (State or other jurisdiction        (Commission           (IRS Employer
        of incorporation)             File Number)       Identification Number)


    111 Santa Rosa Avenue, Santa Rosa, CA                     95404-4905
   (Address of Principal Executive Offices)                    (Zip Code)

   Registrant's Telephone Number, including area code  (707) 573-4800





          (Former name or former address, if changed since last report)

Item 5.   Other Events

     On January 22, 2003, the Company issued a press release reporting fourth quarter and full year 2002 net income. A copy of the press release is attached to this 8-K.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             REDWOOD EMPIRE BANCORP
                                  (Registrant)



DATE: January 22, 2003      BY  /s/ James E. Beckwith
                                James E. Beckwith
                                Executive Vice President and
                                Chief Operating Officer

                                        FOR:  REDWOOD EMPIRE BANCORP

                                APPROVED BY:  James Beckwith
                                              EVP/Chief Operating Officer
                                              707) 522-5215

For Immediate Release

                      REDWOOD EMPIRE BANCORP REPORTS RECORD
                  FOURTH QUARTER AND FULL YEAR 2002 NET INCOME

SANTA ROSA, Calif. (January 22, 2003) -- Redwood Empire Bancorp (NASDAQ: REBC) today reported record net income of $2,031,000 or $.57 per diluted share for the quarter ended December 31, 2002. This compares with net income of $1,920,000 or $.52 per diluted share for the same quarter a year ago. Annualized return on common equity was 28.3% in the fourth quarter of 2002 as compared with 29.0% in the same quarter a year ago. Annualized return on assets was 1.57% in the fourth quarter of 2002 as compared to 1.68% one year ago. For the twelve months ended December 31, 2002, net income was $7,961,000 or $2.21 per diluted share. This compares with net income of $7,307,000 or $1.91 per diluted share, for the twelve months ended December 31, 2001. Return on common equity was 29.0% for the year ended December 31, 2002 as compared to 26.4% one year ago. Return on assets amounted to 1.62% for the year ended 2002 year as compared to 1.63% in 2001. "We are extremely pleased with bottom line results," noted James Beckwith, Chief Operating Officer. "Growing our franchise, providing excellent service to customers and delivering outstanding returns to our shareholders are our key objectives," said Beckwith.

     Total deposits amounted to $453,093,000 as of December 31, 2002 as compared to $397,412,000 at December 31, 2001, which amounts to a $55,681,000 or 14%
increase. Total assets amounted to $513,181,000 as of December 31, 2002 as compared to $448,742,000 at December 31, 2001, which amounts to a $64,439,000 or a 14% increase. Total loans amounted to $365,076,000 as of December 31, 2002 as compared to $351,649,000 one year ago, or a 4% increase.

     Net interest income amounted to $5,283,000 in the fourth quarter of 2002, compared to $4,986,000 in the same period in 2001, which represents a $297,000 increase. Net interest income for the year ended December 31, 2002 was $20,866,000 compared to $20,104,000 in 2001, an increase of $762,000. The increase in net interest income is attributable to a substantial increase in earning assets offset by a decline in net interest margin. Average earning assets amounted to $485,829,000 and $464,613,000 for the three and twelve months ended December 31, 2002 as compared to $426,524,000 and $420,340,000 for the same periods one year ago. Earning asset growth was driven by strong deposit growth brought about by the success of the Company's liquid CD product. The net interest margin was 4.31% and 4.49% for the quarter and twelve months ended December 31, 2002 as compared to 4.64% and 4.78% one year ago. The Company's net interest margin has been negatively impacted by sluggish loan growth and the decline in the general interest rate environment.

     There was no loan loss provision for the quarters ended December 31, 2002 and December 31, 2001. There was no loan loss provision for the years ended December 31, 2002 and 2001. Net charge-offs were $178,000 or .2% (annualized) of average portfolio loans for the quarter as compared to $29,000 or .03% (annualized) one year ago. Net charge-offs were $180,000 or .05% of average portfolio loans for the year ended December 31, 2002 as compared to $94,000 or ..03% in 2001. Non-performing assets at December 31, 2002 were $2,794,000 or .5% of total assets, as compared to non-performing assets of $3,176,000, or .7% of total assets, as of December 31, 2001. The allowance for loan losses to nonperforming assets was 265% as of December 31, 2002 as compared to 239% as of December 31, 2001.

     Non-interest income amounted to $1,849,000 for the quarter ended December 31, 2002 as compared to $1,988,000 in the same period in 2001 or a 7% decrease. Non-interest income amounted to $7,615,000 for the twelve months ended December 31, 2002 as compared to $6,599,000 one year ago, an increase of $1,016,000 or 15%. Merchant draft processing revenues increased $1,000 from $1,310,000 in the fourth quarter of 2001 to $1,311,000 in the fourth quarter of 2002. For the year ended December 31, 2002 merchant draft processing revenues increased $769,000 from $4,240,000 for the year ended December 31, 2001 to $5,009,000 for the year ended December 31, 2002. The increase in merchant card revenue for the year is a result of the Company achieving success in building its overall merchant draft processing business through direct marketing efforts and new ISO business. Excluding net revenue from merchant bankcard processing, non-interest income amounted to $538,000 and $2,606,000 for the three and twelve months ended December 31, 2002 as compared to $678,000 and $2,359,000 for the same periods one year ago.

     Non-interest expense amounted to $4,060,000 for the quarter ended December 31, 2002 as compared to $3,740,000 in the same period one year ago, which represents an increase of $320,000 or 9%. The increase in non-interest expense is primarily attributable an increase in salary and benefit expense. The Company's efficiency ratio for the fourth quarter of 2002 amounted to 57% as compared to 54% one year ago. Non-interest expense amounted to $16,005,000 for the twelve months ended December 31, 2002 as compared to $14,451,000 in the same period one year ago. This represents an increase of $1,554,000 or 11%. The Company's efficiency ratio was 56% for 2002 as compared to 54% for 2001. The efficiency ratio for the Company's subsidiary, National Bank of the Redwoods was 53% for the quarter ended December 31, 2002 as compared to 49% one year ago. For the twelve months ended December 31, 2002 and 2001, National Bank of the Redwood's efficiency ratio was 51% and 50%.

     For the three and twelve months ended December 31, 2002, the net income of the Company's community banking segment was $1,503,000 and $6,080,000 on revenues of $5,680,000 and $22,876,000. This compares to net income of $1,360,000 and $5,485,000 and revenues of $5,454,000 and $21,421,000 for the same periods one year ago. The segment's 11% quarterly improvement in net income, as compared to the fourth quarter of 2001, is primarily attributable to an increase net interest income. The net income of the Company's bankcard segment was $528,000 and $1,881,000 for the quarter and twelve months ended December 31, 2002 versus $560,000 and $1,822,000 in 2001. The increase in the segment's net income for the year ended December 31, 2002 is due to an increase in processing revenue, which more than offsets an increase in salary and benefits expenses. The increase in the unit's salary and benefits expense is due to a build-up in sales development personnel. The merchant bankcard segment's net income comprised 26% and 24% of the Company's consolidated net income for the three and twelve months ended December 31, 2002, compared to 29% and 25% of the Company's consolidated net income for the three and twelve months ended December 31, 2001.

     As previously disclosed in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, on January 15, 2002 National Bank of the Redwoods formed NBR Real Estate Investment Trust, a Maryland Real Estate Investment Trust. The entity was formed to hold the Bank's real estate secured loans and to better organize the Bank's marketing and origination of real estate secured loans. As a result of the formation and funding of this entity, along with the one-time benefit associated with the current year recapture of only 50% of the Company's California state bad debt reserve, and the allowed permanent deduction of the other 50% of the Company's California state bad debt reserve, the Company's effective tax rate was reduced to 33.9% for the quarter ended December 31, 2002 as compared to 40.6% for the quarter ended December 31, 2001. For the year ended December 31, 2002, the Company's effective tax rate was 36.2% as compared to 40.4% for 2001. Costs associated with the implementation of the NBR Real Estate Investment Trust amounted to $60,000 for the fourth quarter of 2002 and $163,000 for the full 2002 year.

     In August 2001, the Company announced an authorization to repurchase 355,500 shares, as adjusted for the three-for-two stock split announced September 20, 2001. To date, 190,636 shares have been repurchased under the current authorization. Under the repurchase program, the Company plans to purchase shares from time to time on the open market and/or in privately negotiated transactions.

     Total assets were $513,181,000 at year-end 2002. Common book value per share was $8.46. The Company's Tier 1 capital to average assets ratio was 7.01% as of December 31, 2002.

     Redwood Empire Bancorp, through its principal operating subsidiary, National Bank of the Redwoods, provides diverse financial products and services. The Company offers commercial banking services primarily to businesses and professionals in the North Coast counties of California. The Company's business strategy includes the development of fee-based products and services which will provide insulation to the Company's results from changes in interest rates.

     Except for historical information contained herein, the statements contained in this press release, including statements concerning future increases in the value of Redwood Empire Bancorp stock, are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act or 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Redwood Empire Bancorp's Securities and Exchange Commission filings, including its Annual Reports on Form 10-K and quarterly reports on Form 10-Q. Redwood Empire Bancorp disclaims any intent or obligation to update these forward-looking statements.



                               (Tables to follow)

                                         REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       (Unaudited)
                           (Dollars in thousands except for earnings per share and share data)

                                                                    Three Months Ended            Twelve Months Ended
                                                                       December 31,                  December 31,
                                                                   2002           2001            2002           2001
                                                              -------------------------------------------------------------
Total interest income                                                 $7,587          $7,743         $30,536       $33,555
Total interest expense                                                 2,304           2,757           9,670        13,451
                                                              -------------------------------------------------------------
Net interest income                                                    5,283           4,986          20,866        20,104
Provision for loan losses                                                  -               -               -             -
                                                              -------------------------------------------------------------
Net interest income after provision for loan losses                    5,283           4,986          20,866        20,104
                                                              -------------------------------------------------------------
Service charges on deposit accounts                                      278             297           1,188         1,116
Merchant draft processing, net                                         1,311           1,310           5,009         4,240
Loan servicing income                                                     67              69             268           295
Net realized gains on investment securities available for sale             -              90             294           112
Other income                                                             193             222             856           836
                                                              -------------------------------------------------------------
   Total noninterest income                                            1,849           1,988           7,615         6,599
                                                              -------------------------------------------------------------
Salaries and employee benefits                                         2,273           2,049           8,967         8,336
Occupancy and equipment expense                                          538             523           2,126         2,026
Other                                                                  1,249           1,168           4,912         4,089
                                                              -------------------------------------------------------------
   Total noninterest expense                                           4,060           3,740          16,005        14,451
                                                              -------------------------------------------------------------
Income before income tax expense                                       3,072           3,234          12,476        12,252
Income tax expense                                                     1,041           1,314           4,515         4,945
                                                              -------------------------------------------------------------
Net income                                                            $2,031          $1,920          $7,961        $7,307
                                                              =============================================================

Basic earnings per share:
  Net income available for common stock shareholders                   $0.59           $0.54           $2.29         $1.97
  Weighted average shares (1)                                      3,430,000       3,548,000       3,474,000     3,703,000

Diluted earnings per share:
  Net income available for common stock shareholders                   $0.57           $0.52           $2.21         $1.91
  Weighted average shares (1)                                      3,551,000       3,671,000       3,600,000     3,825,000

Selected Ratios
Annualized Return on Average Total Equity                            28.26 %          29.02%         28.98 %        26.41%
Annualized Return on Average Total Assets                             1.57 %           1.68%          1.62 %         1.63%

(1) Adjusted for three-for-two stock split announced September 20, 2001.


                                                               Selected Balance Sheet Data
                                                                      (In Thousands)
                                                                       (Unaudited)

                                                               December 31,   December 31,
                                                                   2002           2001
                                                              -------------------------------
Total Loans                                                         $365,076        $351,649
Allowance for Loan Losses                                              7,400           7,580
Total Assets                                                         513,181         448,742
Total Deposits                                                       453,093         397,412
Trust Preferred Debt                                                  10,000          10,000
Total Shareholders' Equity                                            28,807          26,687
Nonperforming Assets                                                   2,794           3,176

                                         REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                                                    BUSINESS SEGMENTS
                                                       (Unaudited)
                                                  (Dollars in thousands)

                                                                         Three Months Ended        Twelve Months Ended
                                                                         December 31, 2002          December 31, 2002
                                                                     ------------------------------------------------------

                                                                       Community                  Community
                                                                        Banking      Bankcard      Banking      Bankcard
                                                                     ------------------------------------------------------
Total interest income                                                        $7,587       $ ---        $30,536       $ ---
Total interest expense                                                        2,299           5          9,641          29
Interest income (expense) allocation                                          (146)         146          (625)         625
                                                                     ------------------------------------------------------
Net interest income                                                           5,142         141         20,270         596
                                                                     ------------------------------------------------------
Provision for loan losses                                                       ---         ---            ---         ---
Service charges on deposit accounts                                             278         ---          1,188         ---
Merchant draft processing, net                                                  ---       1,311            ---       5,009
Loan servicing income                                                            67         ---            268         ---
Net realized gains on investment securities available for sale                  ---         ---            294         ---
Other income                                                                    193         ---            856         ---
                                                                     ------------------------------------------------------
   Total noninterest income                                                     538       1,311          2,606       5,009
                                                                     ------------------------------------------------------
Salaries and employee benefits                                                1,834         439          7,231       1,736
Occupancy and equipment expense                                                 492          46          1,943         183
Other                                                                         1,065         184          4,153         759
                                                                     ------------------------------------------------------
   Total noninterest expense                                                  3,391         669         13,327       2,678
                                                                     ------------------------------------------------------
Income before income tax expense                                              2,289         783          9,549       2,927
Income tax expense                                                              786         255          3,469       1,046
                                                                     ------------------------------------------------------
Net income                                                                   $1,503        $528         $6,080      $1,881
                                                                     ======================================================


                                                                         Three Months Ended        Twelve Months Ended
                                                                         December 31, 2001          December 31, 2001
                                                                     ------------------------------------------------------

                                                                       Community                  Community
                                                                        Banking      Bankcard      Banking      Bankcard
                                                                     ------------------------------------------------------
Total interest income                                                        $7,743       $ ---        $33,555       $ ---
Total interest expense                                                        2,755           2         13,441          10
Interest income (expense) allocation                                          (212)         212        (1,052)       1,052
                                                                     ------------------------------------------------------
Net interest income                                                           4,776         210         19,062       1,042
                                                                     ------------------------------------------------------
Provision for loan losses                                                       ---         ---            ---         ---
Service charges on deposit accounts                                             297         ---          1,116         ---
Merchant draft processing, net                                                  ---       1,310            ---       4,240
Loan servicing income                                                            69         ---            295         ---
Net realized gains on investment securities available for sale                   90         ---            112         ---
Other income                                                                    222         ---            836         ---
                                                                     ------------------------------------------------------
   Total noninterest income                                                     678       1,310          2,359       4,240
                                                                     ------------------------------------------------------
Salaries and employee benefits                                                1,665         384          6,838       1,498
Occupancy and equipment expense                                                 482          41          1,868         158
Other                                                                         1,014         154          3,516         573
                                                                     ------------------------------------------------------
   Total noninterest expense                                                  3,161         579         12,222       2,229
                                                                     ------------------------------------------------------
Income before income tax expense                                              2,293         941          9,199       3,053
Income tax expense                                                              933         381          3,714       1,231
                                                                     ------------------------------------------------------
Net income                                                                   $1,360        $560         $5,485      $1,822
                                                                     ======================================================
